Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 29, 2012, in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-173721) and related Prospectus of Aleris Corporation for the registration of its common stock.

/s/ Ernst & Young LLP

Cleveland, Ohio

March 26, 2012